                                 August 8, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                                        Re:  The Care Group, Inc.
                                            Registration Statement on Form S-3
                                            Pre-Effective Amendment No. 2
                                            File No. 33-90836

Gentlemen:
On behalf of our client The Care Group, Inc. (the "Company") we herewith electronically file Pre-Effective Amendment No. 2 to the Company's Registration Statement on Form S-3 (File No. 33-90836). We also enclose for filing a letter requesting acceleration of the effective date of the registration statement.

No new securities are being registered in Pre-Effective Amendment No. 2. This pre-effective amendment updates certain routine information relating to the Company, and includes updated accountant and legal consents as exhibits.

If you have any questions, please call me at (212) 490-6080.  Thank you.

                                             Very truly yours,

                                             /s/ Michael Harvey

                                                 Michael Harvey


cc:  Mr. Roland St. Paul (By Federal Express)

                                  August 8, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                                     Re:  Registration Statement on Form S-3
                                          Pre-Effective Amendment No. 2
                                          File No. 33-90836
                                          Request for Acceleration

Gentlemen:

We respectfully request that the effective date of the Pre-Effective Amendment No. 2 to our Registration Statement on Form S-3 (File No. 33-90836) be accelerated to 10:00 a.m. on August 14, 1995 or as soon as practicable thereafter. We are making this request pursuant to Rule 461 (a) under the Securities Act of 1933, as amended.


                                          Very truly yours,
                                          The Care Group, Inc.


                                          By:  /s/ Randolph J. Mittasch
                                                   Randolph J. Mittasch
                                                   Secretary and Treasurer

As filed with the Securities and Exchange Commission on August ____, 1995 Registration No. 33-90836


Pre-Effective Amendment No. 2


SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

                THE CARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware                                    11-2962027
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)          Identification No.)

1 Hollow Lane, Lake Success, New York        11042
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

        Ann T. Mittasch
    President and Chairman
     THE CARE GROUP, INC.
         1 Hollow Lane
 Lake Success, New York  11042
        (516) 869-8383
___________________________________________

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to

Michael Harvey, Esq.
Kaufman Goldstein Gartner & Taub, P.C.
342 Madison Avenue
New York, New York  10173


Approximate date of proposed sale to public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continous basis pursuant to Rule 415 under the Securities
Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box              [X]


Pursuant to Rule 429(b) the Prospectus constituting a part of this Registration Statement also relates to the Registration Statement on Form S-1 (Registration No. 33-42528) previously filed by the Registrant with the Securities and Exchange Commission with respect to 155,000 Underwriters' Warrants and 155,000 shares of Common Stock issuable upon exercise of such Underwriters' Warrants. The number of shares of Common Stock issuable upon exercise of the Underwriters' Warrants has been adjusted to 190,439 shares of Common Stock, and all such shares of Common Stock are deemed registered pursuant to Rule 416(a).


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE CARE GROUP, INC.
CROSS REFERENCE SHEET
BETWEEN ITEMS OF FORM S-3 AND REGISTRATION STATEMENT
AND PROSPECTUS


Prospectus or
     S-3 Item	Registration Caption

Item 1. Forepart of the Registration        Facing Page of Registration
        Statement and Outside Front         Statement; Cross Reference Sheet;
        Cover Page of Prospectus            Outside Front Cover Page of
                                            Resale Prospectus

Item 2. Inside Front and Outside            Inside front and outside back
        Back Cover Pages of                 cover pages of prospectus;
        Prospectus                          Available Information; Table of
                                            Contents

Item 3. Summary Information, Risk           Summary Information;
        Factors and Ratio of Earnings       Investment Considerations
        to Fixed Charges

Item 4. Use of Proceeds                     No Proceeds to the Company

Item 5. Determination of Offering           "Material Changes"
        Price

Item 6. Dilution                            Not applicable

Item 7. Selling Security Holders            Selling Stockholders

Item 8. Plan of Distribution                Plan of Distribution

Item 9. Description of Securities           Not applicable
        to be Registered


Item 10. Interests of Named Experts         Not applicable
         and Counsel


Item 11. Material Changes                   Material Changes

Item 12. Incorporation of Certain           Incorporation of Certain
         Information by Reference           Information by Reference

Item 13. Disclosure of Commission           Indemnification
         Position or Indemnification
         for Securities Act Liabilities

Item 14. Other Expenses of Issuance         Other Expenses of Issuance
         and Distribution                   and Distribution

Prospectus or
     S-3 Item (cont'd)                      Registration Caption (cont'd)

Item 15. Indemnification of Directors       Indemnification of Directors
         and Officers                       and Officers

Item 16. Exhibits                           Exhibits

Item 17. Undertakings                       Undertakings

PROSPECTUS

1,231,645 SHARES OF COMMON STOCK

THE CARE GROUP, INC.

This Prospectus relates to the offering of 981,206 shares of Common Stock by a selling stockholder. This Prospectus also relates to the offering of 250,439 shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company, issuable upon the exercise of (i) Underwriters' Warrants exercisable for the purchase of 190,439 shares of Common Stock ("Underwriters Warrants") and (ii) other warrants granted to a consultant exercisable for the purchase of 60,000 shares of Common Stock ("Consulting Warrants" and collectively, the "Warrants"). This Prospectus does not relate to the subsequent resale of the Warrants.

All shares of Common Stock covered by this prospectus are to be sold on a best efforts basis by the selling stockholder and the holders of the Warrants (such selling stockholder and warrant holders hereinafter collectively referred to as the "Selling Stockholders").

It is anticipated that the Selling Stockholders will sell their securities offered hereby at the market -- that is, at the prevailing price in the over-the-counter market at the time of sale. See "SELLING STOCKHOLDERS" and "PLAN OF DISTRIBUTION."

The Company will receive proceeds upon exercise of the Warrants but will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders. The Company will bear all expenses in connection with the registration of the securities being offered hereby.

The Common Stock is traded on the National Market System of NASDAQ under the symbol "CARE". On August 1, 1995 the closing bid price for the Common Stock was $3.75.


PROSPECTIVE PURCHASERS OF THE COMMON STOCK SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH UNDER THE CAPTION "INVESTMENT CONSIDERATIONS".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSIONS NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSIONS PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                           Underwriting                              Proceeds
              Price to    Discounts       Proceeds to              to Selling
Per Share     Public(1)  and Commissions  Issuer(2)(3)           Stockholders

Per Share        $3.69      None   $4.68 with respect to        $3,620,650.10
                                      190,439 shares and      with respect to
                                      $5.75 with respect    981,206 shares(4)
                                        to 60,000 shares
Total
(1,231,645
 shares)    $4,544,770      None           $1,236,254.52     $3,620,650.10(4)

(1) Estimated price to the public based on the average of the high and low prices of the Common Stock of the Care Group, Inc. reported in the consolidation reporting system on August 1, 1995.

(2) The Company will receive total proceeds of $1,236,254.50 upon exercise of the Warrants. The exercise price of each Underwriter Warrant is $4.68 and the exercise price of each Consulting Warrant is $5.75.

(3) All expenses of this offering, estimated to be $10,000, will be paid by the Company.

(4) Does not include brokerage commissions to be paid by the Selling
Stockholders.


The date of this Prospectus is August        , 1995

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                           AVAILABLE INFORMATION

The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement on Form S-3 of which this Prospectus is a part, together with all amendments, schedules and exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement for a full statement of the provisions thereof; each such statement contained herein is qualified in its entirety by such reference. For further information with respect to the Company and the securities offered by this Prospectus, reference is made to such Registration Statement.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. The Registration Statement and such reports, proxy statements and other information can be inspected and copied at public reference facilities of the Commission at prescribed rates at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional office of the Commission: 7 World Trade Center, 14th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, Washington, D.C. 20549.

                                       * * *

No dealer, salesperson or other person has been authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities to which it relates nor does it constitute an offer to sell or a solicitation of an offer to buy any securities by or an offer to any person in any jurisdiction in which such an offer or solicitation is unauthorized. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

The Company will furnish annual reports to its stockholders which will include audited financial statements that have been examined and reported upon, with an opinion expressed by an independent certified public accountant. The Company will also furnish such other reports (none of which will include audited financial statements) to its stockholders as the Company in its sole discretion deems appropriate.

The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on written or oral request of such person, a copy of any or all information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to The Care Group, Inc., 1 Hollow Lane, Lake Success, New York 11042 (telephone: 516-869-8383).

                             __________________________

TABLE OF CONTENTS



    ITEM                                                  PAGE

Available Information                                        1

Summary Information                                          5

Investment Considerations                                   10

Proceeds to the Company                                     12

Selling Stockholders                                        12


Plan of Distribution                                        16

Incorporation of Certain Information by Reference           16

Transfer Agent                                              17

Legal Matters                                               17

Material Changes                                            17

Indemnification                                             18

SUMMARY INFORMATION

General Development of the Company:

The Care Group, Inc., a Delaware corporation, and its wholly owned subsidiaries (collectively, the "Company") provide homecare and alternative site care to specific patient populations through the Company's fully integrated nursing and pharmaceutical programs. The Company's business is primarily the care and treatment of patients with the Human Immunodeficiency Virus ("HIV") and Acquired Immune Deficiency Syndrome ("AIDS"). The Company also treats and cares for terminally ill and medically fragile infants and children. The Company also sells and leases durable medical equipment ("DME") and provides diagnostic sleep studies through a recently acquired subsidiary.

Over the past decade the scope of care provided by the Company has been expanded and at present offers a wide range of nursing and pharmaceutical services from nursing para-professionals to registered nurses with advanced certification(s) and from oral medications to infusion therapies. The Company's mix of business is approximately 37% nursing, 56% pharmaceuticals and 7% DME. Currently the Company provides its services in Atlanta, GA; Austin, TX; Dallas, TX; Houston, TX; Long Island, NY; Los Angeles, CA; and New York City, NY. Each branch has a clinical pharmacy adjacent to the Company's nursing office combining the nursing and pharmaceutical disciplines, enabling the Company to provide state-of-the-art case management. The Company's subsidiary that conducts the DME business is located in Fort Washington, Pennsylvania. The Company operates through its subsidiaries.

The executive offices of the Company are located at 1 Hollow Lane, Lake Success, New York 11042, and its telephone number is (516) 869-8383.

DESCRIPTION OF BUSINESS:

HOME HEALTHCARE SERVICES

Treating a patient at home can include para-professional nursing care, nursing care, intermittent nursing visits, physical or occupational therapist visits, social worker consultations, administration of pharmaceutical therapies and durable medical equipment and devices. Plans of treatment establish the needs of a specific patient. Home healthcare begins with a physician's orders for nursing and/or pharmaceutical regimens and/or ancillary services. These orders are implemented by the Company's clinical nursing and/or clinical pharmacy team which works closely with the physician to monitor the patient's progress. The on-going collaboration among physician, nurses, therapists and pharmacists enables the patient to stay at home. The significant increases in the costs of hospitalization have increased the acceptance of homecare by insurance companies over the past decade. The nature of the illnesses in which the Company specializes are among the most expensive patient populations to the insurance companies, and the Company believes that as a result its services provide a cost effective alternative.

HOW THE COMPANY DELIVERS CARE

The Company operates several offices (branches) in different states, namely New York, Georgia, Texas and California. The Company has developed clinical nursing and pharmaceutical policies and procedures that ensure that each branch operates under the same clinical standards that have been established by the Company. These policies and procedures begin with the intake process and are followed through every phase of the patients' care process including discharge procedures. The continual interaction among the patient's physician and the Company's clinical staff monitor the progress of the patient and modify the patient's regimen according to the patient's specific needs. For example, a patient who has been having 24 hour care may have progressed and only require intermittent nursing visits. Conversely the opposite situation may occur. Many of the Company's HIV and other patients require constant attention to nursing notes, results of blood tests and other diagnostic tools that aid in providing the patient with the highest quality of care. Each branch has clinical and support personnel on call 24-hours-a-day, 365-days per year.

An integral part of the Company's clinical policies and procedures is the Company's Quality Assurance/Continuous Quality Improvement program which is reviewed quarterly by a Professional Board. The Professional Board is comprised of both employees and outside professionals including physicians, dietitians, social workers, consumers and nurses. Additionally, a Corporate Quality Assurance/Continuous Quality Improvement Advisory Board has been established to monitor the branches.

JCAHO ACCREDITATION

All of the Company's current branches are accredited by the Joint Commission on Accreditation of Healthcare Organizations (JCAHO). Accreditation by JCAHO has become a prerequisite for contracts from many insurance companies, health maintenance organizations (HMO's) and preferred provider organizations (PPO's).

PHARMACEUTICAL SERVICES/HOME INFUSION THERAPIES

Home infusion is an industry that began in the early 1980s with advances in equipment that delivers intravenous therapies including antibiotics, total parental nutrition therapy, chemotherapy and other pharmaceutical therapies. Previously, patients who required intravenous therapies were hospitalized for the duration of the treatment. The Company began its home infusion operations in 1991 with the acquisition of CareLine in Dallas, TX. Clinical pharmacies are now adjacent to nursing offices in all branches.

The Company has also begun offering oral medications. This product category enables the Company to begin a relationship with the patient at an earlier point in time and continues to build upon the Company's expanded scope of care philosophy for referral sources.

ALTERNATIVE SITE CARE

Alternative site care refers to care in locations other than the hospital. Alternative sites include the home, treatment rooms/infusion suites in physicians' offices, nursing homes, subacute care centers and other non-hospital settings. During 1993, the Company began to provide its infusion services to skilled nursing facilities/geriatric nursing homes. In an effort to provide more comprehensive patient care and to capture additional revenues, skilled nursing facilities have begun to provide infusion therapies on-site by utilizing homecare companies. These referral sources prompted the development of the Company's new clinical program, ChroniCare, which addresses the wide array of chronic illnesses that afflict the geriatric patient. Although this represented a minimal percentage of the Company's business during 1994, management believes that with the aging population and increased life span, the Company's ChroniCare program will continue to develop.

DURABLE MEDICAL EQUIPMENT

In May, 1994, the Company acquired Advanced Care Associates, Inc. and affiliates (collectively "Advanced Care"), which sell and lease specialized medical and health care equipment based on a national sales network developed by Advanced Care. Advanced Care also provides diagnostic sleep study services.

MAIL ORDER PRESCRIPTIONS

In January, 1995, the Company began operations of a newly developed, wholly owned subsidiary called Mail Order Meds, Inc. ("MOM"). MOM specializes in the mail order distribution of HIV/AIDS pharmaceuticals, nutrition supplements, vitamins, herbals, educational books, books on a tape and videos.

REIMBURSEMENT FOR SERVICES

Over 95% of the Company's revenues are received from third-party payors (insurance companies or government agencies) with payment from the patient comprising the balance. In order to assure payment, the Company's reimbursement specialists verify the patient's insurance coverage as part of the patient intake system. At present, it is common for prices to be negotiated during the verification process for the services to be rendered. The Company's reimbursement specialists continue to monitor the patient's insurance coverage until discharge. Due to the catastrophic nature of the illnesses of the Company's patient population, the Company's reimbursement specialists continually monitor the lifetime limits, the availability of special state programs and other reimbursement related issues. In an effort by payors to control costs, verification and negotiation are becoming standard procedures on an industry wide basis.

                         The Offering (1)


Total Number of shares of Common Stock
included in this offering                                1,231,645 shares
    The total number of shares of Common
    Stock in this offering consists of:

       Common Stock issuable upon
       exercise of the Warrants                            250,439 shares

       Additional Number of
       Shares of Common
       Stock to be Sold by
       the Selling Stockholder                             981,206 shares

Common Stock outstanding prior
    to the offering                                      8,443,065 shares

Common Stock to be outstanding
    after the offering                                   9,674,710 shares

NASDAQ/NMS Symbol                                                    CARE

_____________________

(1) This does not include an additional 418,250 shares of Common Stock that are being offered by the Company to certain of the Company's employees, officers and directors pursuant to previously granted and currently exercisable stock options; the shares of Common Stock issuable upon exercise of these stock options have been registered on Form S-8
(Registration No. 33                  ).

INVESTMENT CONSIDERATIONS


In evaluating the Company and this offering, prospective investors should carefully consider all of the information contained in this Prospectus and incorporated by reference, including the following factors:

Government Regulations and Litigation. The Company's current operations are subject to licensing and other federal and state regulations. The Company believes that it is in substantial compliance with all required certificates and licenses, which are subject to periodic review and renewal. The Company's loss of certain licenses may adversely affect the Company.

On September 30, 1994, a recently acquired subsidiary of the Company (Advanced Care Associates, Inc.) and the subsidiary's prior owners were served with a civil lawsuit by the U.S. Department of Justice alleging improper Medicare billing and reimbursement practices during periods prior to the Company's acquisition of the subsidiary. While management believes that the outcome of this matter will not have a material adverse impact on the Company, there can be no assurance that the Company will not be materially adversely affected.

Competition. The home health care and infusion businesses are highly competitive. Some of the Company's competitors are national service providers, but most are regional or local in scope. Many of the Company's competitors and potential competitors are larger in size and possess significantly greater financial resources than the Company.

Reimbursement by Third-Party Payors. The Company is primarily reimbursed for its services by insurance companies or other third-party payors. The Company typically receives payment between 90 and 120 days after rendering an invoice, although such period can be longer. The size and nature of claims related to services provided by the Company result in a large number of such claims being reviewed by third-party payors prior to payment. Accordingly, the Company's cash flow may at times be insufficient to meet its accounts payable. The Company has been required to borrow funds to meet its ongoing obligations and may be required to do so in the future.

Insurance. The Company is subject to potential liability and therefore carries various insurance policies, including policies insuring against certain negligent acts. There can be no assurance that the Company's insurance policies will adequately meet its potential liabilities. Nor can it be assured that the Company will continue to qualify for, obtain or afford insurance coverage. See "BUSINESS -- Insurance."


Shares Eligible for Future Sale and Registration Rights; Underwriter's Warrants and Redeemable Public Investor Warrants. As of August 1, 1995, the

Company had 8,443,065 shares of Common Stock outstanding. Of these shares, approximately 5,494,000 have been registered or are otherwise tradable under the 1933 Act. The Company has also granted various registration rights in connection with certain acquisitions. The remaining shares of outstanding Common Stock are restricted from current public sale under Rule 144 promulgated under the 1933 Act. Ann T. Mittasch, Gilda Schechter and Randolph
J. Mittasch, three officers and directors of the Company, have agreed to sell no more than 350,000 of their shares of Common Stock until December 16, 1995.


As of August 1, 1995, there were also outstanding (i) the Warrants exercisable to purchase 250,439 shares of Common Stock that are covered by this Prospectus and (ii) 418,250 options granted pursuant to the Company's stock option plans (each option exercisable to purchase one share of Common Stock at an average exercise price of approximately $4.28).

The possibility of future sales by existing stockholders under Rule 144, or through the exercise of outstanding "piggyback" or demand registration rights may have a depressive effect on the market price of the Common Stock, and such sales, if substantial, might also adversely affect the Company's ability to raise additional capital. In addition, the exercise of the aforementioned warrants and options by the holders thereof could result in a dilution of the then book value of the Company's Common Stock. The aforementioned warrants and options are likely to be exercised at a time when the Company would be able to obtain additional capital on terms more favorable than those provided by such warrants.


Security Interest in Assets; Restrictions in Credit Facility. As of August 1, 1995, the Company was obligated to Chase Manhattan Bank, N.A. ("Chase") for a principal amount of $6,950,000 in the form of a three year revolving line of credit (the "Credit Facility") under which the Company at any time can borrow up to 70% of its eligible receivables, not to exceed $7,500,000. In connection with Credit Facility, the Company pledged all of its assets and all of its subsidiaries to Chase. If the Company were to default with respect to any of its obligations under the Credit Facility, Chase could foreclose on such pledged assets, which could adversely affect the Company. The Credit Facility also places certain restrictions or limitations on the Company's ability to incur indebtedness, dispose of significant assets and other matters.

No Dividends. The Company has not paid any dividends since inception and does not anticipate the payment of dividends in the foreseeable future.

                              PROCEEDS TO THE COMPANY


The Company will receive net proceeds equal to $1,236,254.52 from the exercise of the Warrants. The Company intends to use the net proceeds for working capital.


                              SELLING STOCKHOLDERS


The following table sets forth the number of shares of the Company's Common Stock beneficially owned (as defined in Rule 13d-3 promulgated under the Exchange Act) as of August 1, 1995 and as adjusted to reflect the sale of shares offered hereby by the Selling Stockholders. The table also includes all other persons who may be deemed to beneficially own the shares of Common Stock to be sold by the Selling Stockholders.


Except as otherwise provided herein, neither the Selling Stockholders nor any of their affiliates have maintained any position, office or other material relationship within the past three years with the Company or any of the Company's predecessors or affiliates.



[Table on next page]

                                                      Shares Owned
                                              Beneficially Prior to Offering
                                           Amount and                  Number
                                            Nature of    Percent of    Shares
Title of              Name and Address     Beneficial         Class     Being
Class              of Beneficial Owner      Ownership     Ownership      Sold

Common Stock       C.G. Holdings of(2)        981,206         11.29   981,206
par value               New York, Inc.
$.001 per share     1979 Marcus Avenue
                         Lake Success,
                             NY  11042

Common Stock       Jordan Belfort(1)(2)       981,206         11.29   981,206
par value              5 Pin Oak Drive
$.001 per share        Old Brookville,
                             NY  11545

Common Stock        Daniel Porush(1)(2)       981,206         11.29   981,206
par value           1979 Marcus Avenue
$.001 per share          Lake Success,
                             NY  11042

Common Stock       Board of Directors(2)      981,206         11.29   981,206
par value        of The Care Group, Inc.
$.001 per share         One Hollow Lane
                          Lake Success,
                              NY  11042

Common Stock,  One Hundred Pearl, Ltd.(3)    38,849(5)           *     38,849
par value
$.001 per share

Common Stock,           Albert Barbara(3)    37,326(5)           *     37,326
par value
$.001 per share

Common Stock,         Cohig & Associates,     31,146(5)          *     31,146
par value                    Inc.(3)
$.001 per share

Common Stock,         Eugene McColley(3)       8,846(5)          *      8,846
par value
$.001 per share

Common Stock,         Steven Bathgate(3)       7,422(5)          *      7,422
par value
$.001 per share

Common Stock,           Steven Hinkle(3)       5,713(5)          *      5,713
par value
$.001 per share

                                                        Shares Owned
                                              Beneficially After the Offering
                                                     Number        Percentage
Title of             Name and Address                    of          of Total
Class             of Beneficial Owner                Shares            Shares

Common Stock       C.G. Holdings of(2)                 - 0 -               0%
par value               New York, Inc.
$.001 per share     1979 Marcus Avenue
               Lake Success, NY  11042

Common Stock       Jordan Belfort(1)(2)                - 0 -               0%
par value              5 Pin Oak Drive
$.001 per share       Old Brookville,
                            NY  11545

Common Stock       Daniel Porush(1)(2)                 - 0 -               0%
par value           1979 Marcus Avenue
$.001 per share          Lake Success,
                              NY 11042

Common Stock       Board of Directors(2)               - 0 -               0%
par value        of The Care Group, Inc.
$.001 per share          One Hollow Lane
                 Lake Success, NY  11042

Common Stock,   One Hundred Pearl, Ltd.(3)             - 0 -               0%
par value
$.001 per share

Common Stock,            Albert Barbara(3)             - 0 -               0%
par value
$.001 per share

Common Stock,          Cohig & Associates,             - 0 -               0%
par value                         Inc.(3)
$.001 per share

Common Stock,          Eugene McColley(3)              - 0-                0%
par value
$.001 per share

Common Stock,           Steven Bathgate(3)             - 0 -               0%
par value
$.001 per share

Common Stock,             Steven Hinkle(3)             - 0 -               0%
par value
$.001 per share

                                                      Shares Owned
                                              Beneficially Prior to Offering
                                           Amount and                  Number
                                            Nature of    Percent of    Shares
Title of              Name and Address     Beneficial         Class     Being
Class              of Beneficial Owner      Ownership     Ownership      Sold

Common Stock,         Edward Larkin(3)       3,428(5)         *         3,428
par value
$.001 per share

Common Stock,           Rike Wooten(3)         577(5)         *           577
par value
$.001 per share


Common Stock,     Barclay Investments,      57,132(5)         *        57,132
par value                    Inc.(3)
$.001 per share

Common Stock,    Greenbridge Management     22,500(5)         *        22,500
par value          Corp(4)
$.001 per share

Common Stock,         John Margiotta(4)     11,000(5)         *        11,000
par value
$.001 per share

Common Stock,         William Binder(4)      5,500(5)         *         5,500
par value
$.001 per share

Common Stock,       Howard  Schwartz(4)      4,000(5)         *         4,000
par value
$.001 per share

Common Stock,    Steven Finkelstein (4)      2,000(5)         *         2,000
par value
$.001 per share

Common Stock,            Robert Neff(4)     15,000(5)         *        15,000
par value
$.001 per share

                                                        Shares Owned
                                              Beneficially After the Offering
                                                     Number        Percentage
Title of             Name and Address                    of          of Total
Class             of Beneficial Owner                Shares            Shares

Common Stock,        Edward Larkin(3)                  - 0 -               0%
par value
$.001 per share

Common Stock,         Rike Wooten(3)                   - 0-                0%
par value
$.001 per share


Common Stock,     Barclay Investments, Inc.(3)         - 0 -               0%
par value
$.001 per share

Common Stock,       Greenbridge Management             - 0 -              0%
par value          Corp(4)
$.001 per share

Common Stock,         John Margiotta(4)                - 0 -               0%
par value
$.001 per share

Common Stock,        William Binder(4)                 - 0 -               0%
par value
$.001 per share

Common Stock,        Howard  Schwartz(4)                - 0 -              0%
par value
$.001 per share

Common Stock,        Steven Finkelstein (4)             - 0 -              0%
par value
$.001 per share

Common Stock,        Robert Neff(4)                     - 0 -              0%
par value
$.001 per share



(1) Messrs. Belfort and Porush may be deemed beneficial owners of all the shares of Common Stock held by C.G. Holdings of New York, Inc. because Messrs. Belfort and Porush control C.G. Holdings of New York, Inc.

(2) The 981,206 shares of Common Stock held by C.G. Holdings of New York, Inc. are subject to a voting trust pursuant to which the Board of Directors of the Company is the sole voting trustee. The Board of Directors of the Company is deemed a beneficial owner of the shares of solely by virtue of the voting trust. The Board of Directors only has voting power over the shares and no dispositional power or pecuniary interest. The shares of Common Stock to be sold by the Selling Stockholder will be released from the voting trust upon public sale. The individual members of the Company's Board of Directors disclaim beneficial ownership of the shares of Common Stock held by C.G. Holdings of New York, Inc. The individual board members are Ann T. Mittasch, Randolph J. Mittasch, Gilda G. Schechter, John J. Lynch and Dr. Alex Maurillo.

(3) The Beneficial Owner served as an underwriter (or if the Beneficial Owner is an individual, as an officer or employee of an underwriter) in connection with a public offering of Common Stock completed by the Company in October, 1991.

(4) The Selling Stockholder is an affiliate or registered securities representative of Greenway Capital Corp. Greenway Capital Corp. served as a financial consultant to the Company from June, 1992 to February, 1993.

(5) The Selling Stockholder holds presently exercisable Warrants to purchase the number of shares of Common Stock set forth opposite his name and accordingly is deemed the beneficial ownership of such underlying shares of Common Stock pursuant to Rule 13d-3 under the Security Exchange Act of 1934, as amended.

* Less than 1% of the issued and outstanding shares of Common Stock of the Company.

                         PLAN OF DISTRIBUTION

The Selling Stockholders intend to publicly sell their securities offered hereby on a continuous basis at the market -- that is, at the prevailing price in the over-the-counter market at the time of sale. It is anticipated that underwriters will not be used in connection with the shares of Common Stock to be offered by Selling Stockholders. The Company is not aware of any agreement, arrangement or understanding entered into by the Selling Stockholders with any other broker-dealers or the Company prior to the date of this Prospectus with respect to its securities of the Company covered by this Prospectus.

If the Selling Stockholders sell any of their securities offered hereby through a broker-dealer, it is anticipated that the broker-dealer shall only receive its customary and ordinary brokerage commission for the transaction.

Expenses of this Offering

All of the expenses of this offering, which are estimated at $10,000, are payable by the Company.

No Escrow Arrangements

There is no arrangement to have funds received by the Company placed in any escrow, trust or similar account or arrangement.


           INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents and information filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

  (a) Annual Report on Form 10-K and Amendment No.1 thereto on Form 10-K/A for the fiscal year ended December 31, 1994.

  (b)  Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

  (c)  Form 10-C dated March 6, 1995.

  (d) The description of the Company's Common Stock which is contained in the Company's Form 8-A dated June 7, 1989 as filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering of the shares of Common Stock covered by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                             TRANSFER AGENT

The transfer agent for the Common Stock is American Stock Transfer and Trust Company, 40 Wall Street, New York, New York 10005.

                              LEGAL MATTERS

Kaufman Goldstein Gartner & Taub, P.C., 342 Madison Avenue, New York, New York 10173 has acted as counsel for the Company in connection with this prospectus.

                            MATERIAL CHANGES

The Company's Current Report on Form 8-K dated May 19, 1994 as filed with the Securities Exchange Commission which reports the acquisition by the Company of Advanced Care Associates, Inc. and affiliates is incorporated herein by reference.

                           INDEMNIFICATION

The Company's certificate of incorporation provides that to the fullest extent permitted under the General Business Corporation Law ("GCL") of the State of Delaware, no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company's by-laws provide that the Company's officers and directors will be indemnified to the fullest extent permitted by GCL.

Section 145 of GCL contains various provisions entitling directors, officers, employees or agents of the Company to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, as the result of an action or proceeding (whether civil, criminal, administrative or investigative) in which they may be involved by reason of being or having been a director, officer, employee or agent of the Company provided said persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company (and, with respect to any criminal action or proceedings, had no reasonable cause to believe that the conduct complained of was unlawful).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution

The following is a list of the estimated expenses to be incurred by the Company in connection with the registration of the securities hereby. The Company will bear all registration expenses, and no part of these expenses are to be borne by the Selling Stockholders. The Company will not bear any brokerage commissions to be paid by the Selling Stockholders in connection with the sale of securities.

Registration Fee                     $  100.00
Printing and Engraving               $  500.00

Accountants' fees and expense        $3,500.00
Blue Sky filing fees and expenses     $  - 0 -
Legal fees and expenses                 $5,000
Transfer Agent's Fees and Expenses    $  - 0 -
Miscellaneous                        $  900.00
  Total                             $10,000.00

Item 15. Indemnification of Directors and Officers

The Delaware General Corporation Law permits indemnification by the Company of any director, officer, employee or agent of the Company or person who is serving at the Company's request as a director, officer, employee or agent of another corporation, or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the defense of any threatened, pending or completed action (whether civil, criminal, administrative or investigative), to which he is or may be a party by reason of having been such director, officer, employee or agent, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The Company also has the power to indemnify persons set forth above from threatened, pending or completed actions or suits by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person was a director, officer, employee or agent of another corporation or enterprise against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company and except that no indemnification can be made with regard to any claim, issue or matter as to which performance of his duty to the Company unless and only to the extent that the court in which the action was brought determines that the person was fairly and reasonably entitled to indemnity. Any indemnification (unless ordered by a court) must be made by the Company only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because he has met the applicable standards of conduct. The determination must be made by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to the action, or if a quorum is not obtainable or, even if obtainable and a quorum of disinterested directors so direct, by independent legal counsel in a written opinion, or by the stockholders. The Company may pay the expenses of an action in advance of final disposition if authorized by the Board of Directors in a specific case, upon receipt of an undertaking by the person to be indemnified to repay any such advances unless it shall ultimately be determined that such person is entitled to be indemnified by the Company as authorized by law.

The Company's Certificate of Incorporation provides as follows:

"No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under
Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify."

     The By-laws of the Company provides as follows:

Indemnification of Officers and Directors

The corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the Delaware Business Corporation Law.

The Company also maintains directors and officers' liability insurance covering certain liabilities of directors and officers of the Company, including violations of the 1933 Act and the Exchange Act.

Item 16. Exhibits

Exhibit No.                     Description of Exhibit

  4. Form of Common Stock (included as an exhibit to the Company's Registration Statement on Form S-18 filed with Securities Commission or post-effective amendments thereto (Registration No. 33-27840-NY), which exhibit is incorporated herein by reference).


  5.           Opinion of Kaufman Goldstein Gartner & Taub, P.C.

  23.          (a)  Consent of Deloitte & Touche LLP, certified public
                    accountants.

               (b) Consent of Geschwind, Davidson & Co., certified public accountants.

               (c) Consent of Kaufman Goldstein Gartner & Taub, P.C. (contained in the opinion).


Item 17:  Undertakings.

  (a)  The Company hereby undertakes:

       (1) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to an initial bona-fide offering thereof.

       (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The Company hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Success, State of New York, on August 8, 1995.

                                            THE CARE GROUP, INC.


                                            By: /s/ Ann T. Mittasch
                                                 Ann T. Mittasch, President
                                                 and Chairman

	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date:   August 8, 1995                         /s/ Ann T. Mittasch
                                                   Ann T. Mittasch, Chairman
                                                   and President


Date:  August 8, 1995                       /s/ Gilda G. Schechter
                                                Gilda G. Schechter, Executive
                                                Vice President and a Director


Date:  August 8, 1995                    /s/ Randolph J. Mittasch
                                             Randolph J. Mittasch, Secretary,
                                             Treasurer and Director


Date:  August 8, 1995                    /s/ Dr. Alex Maurillo
                                             Dr. Alex Maurillo, Director


Date:  August 8, 1995                    /s/ John J. Lynch
                                             John J. Lynch, Director


Date:  August 8, 1995                    /s/ Pat H. Celli
                                             Pat H. Celli, Chief Financial
                                             Officer, Assistant Secretary,
                                             Assistant Treasurer (Principal
                                             Financial and Accounting
                                             Officer)

                                            August 8, 1995


The Care Group, Inc.
1 Hollow Lane
Lake Success, New York 11042

                     Re: REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

We have acted as special counsel to The Care Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-3 and pre-effective amendment number 2 thereto, which Registration Statement covers a total of 1,231,645 shares (the "Registered Shares") of Common Stock, par value $.001 of the Company. Such registration statement is hereinafter referred to as the "Registration Statement"; and the securities being registered in the Registration Statement are hereinafter referred to as the "Registered Securities".

We have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company, certificates of officers or representatives of the Company and the selling stockholders and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion expressed herein which were not independently established or verified, we have relied upon statements, representations and warranties of officers and other representatives of the Company, the selling stockholders and others.

Based upon the foregoing, we are of the opinion that if and when each of the following events shall have occurred:

  (a) The Registration Statement shall have become effective and shall remain effective in accordance with its terms and undertakings;

  (b) The provisions of applicable state securities or blue sky laws shall have been complied with; and

  (c) The Registered Securities shall have been sold in accordance with the Registration Statement and full payment therefor shall have been made pursuant to the terms of the Registration Statement,

then the Registered Securities will, when offered or sold in accordance with the terms of the Registration Statement, be legally issued, fully paid and non-assessable.

In connection with the opinion set forth above, we have participated in conferences with officers and other representatives of the Company, the selling stockholders and representatives of the independent certified public accountant for the Company at which the contents of the Registration Statement and Prospectus and related matters were discussed. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus.

The opinion rendered above is subject to the following exceptions: (i) enforceability as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and (ii) the availability of equitable remedies is subject to the discretion of the court before which any proceeding thereof may be brought.

We are members of the Bar of the State of New York only and do not hold ourselves out as being conversant with, and express no opinion with respect to, the laws of any jurisdiction other than the laws of the State of New York and the United States of America and the corporate law of the State of Delaware.

We are furnishing this opinion to the Company solely for its benefit, and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose.

We consent to the inclusion of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the "Legal Matters" section of the Registration Statement.



                            Very truly yours,

                           /s/ Kaufman Goldstein Gartner & Taub, P.C.

                               KAUFMAN GOLDSTEIN GARTNER & TAUB, P.C.

                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement No. 33-90836 of The Care Group, Inc. on Form S-3 of our report dated March 20, 1995, appearing in the Annual Report on Form 10-K of The Care Group, Inc. for the year ended December 31, 1994.


/s/ Deloitte & Touche LLP

Jericho, New York
August 7, 1995

        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in this Registration Statement on Form S-3 (File No. 33-90836; the "Registration Statement") of The Care Group, Inc. (the "Registrant"), a Delaware corporation, and to the Prospectus to be used in connection with the Registration Statement, of (i) our report dated March 22, 1994 on the consolidated financial statements of the Company for the years ended December, 1993 and December, 1992 included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 filed with the Securities and Exchange Commission and incorporated into the Registration Statement by reference, and (ii) our report on the combined financial statements of Advanced Care Associates, Inc. and affiliates dated March 31, 1994, included in the Company's Current Report on Form 8-K dated May 19, 1994, which report is incorporated into the Registration Statement by reference.



                                  /s/ GESCHWIND, DAVIDSON & CO.
                                      Geschwind, Davidson & Co.


Baldwin, New York
August 8, 1995